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                                                                    Exhibit 99.1

                      Statement of Chief Executive Officer

I, Candace Kendle, Chief Executive Officer of Kendle International Inc. (the "Company"), do hereby certify in accordance with 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, that:

1) The Quarterly Report on Form 10-Q for the period ended June 30, 2002 (the "Periodic Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

2) The information contained in the Periodic Report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: August 14, 2002

/s/ Candace Kendle
-------------------------
Candace Kendle
Chief Executive Officer